HJ & ASSOCIATED, L.L.C.
                  CERTIFIED PUBLIC ACCOUNTANTS AND CONSULTANTS
               American Institute of Certified Public Accountants
                Utah Association of Certified Public Accountants


                        CONSENT OF INDEPENDENT AUDITORS'
                        --------------------------------




Board of Directors
Insiderstreet.com, Inc.
(Formerly Sierra Holdings Group, Inc.)





We hereby consent to the use in this Registration Statement of Insiderstreet.com, Inc. (formerly Sierra Holdings Group, Inc.) on Form S-8 of our report dated November 17, 1999 of Insiderstreet.com, Inc. (formerly Sierra Holdings Group, Inc.), for the years ended October 31, 1999 and 1998 and from inception on December 26, 1986 through October 31, 1999, which are part of this Registration Statement, and to all references to our firm included in this Registration Statement.





\s\ HJ & Associates
---------------------------
HJ & Associates, LLC
(formerly, Jones, Jensen & Company)
Salt Lake City, Utah
July 6, 2000